Exhibit 99.2

Cycurion Shareholder Letter Explains Path to Expanded Margins and Recurring Revenue for 2026

MCLEAN, Va., Oct. 28, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading cybersecurity solutions provider, today issued the following press release to its shareholders.

Dear Valued Shareholders,

As the Chairman and Chief Executive Officer of Cycurion, Inc. (Nasdaq: CYCU), I want our shareholders to know that we are committed to increasing shareholder value. I’d like to take this opportunity to reflect on the transformative progress we have achieved in the first 10 months of 2025, including our eight months as a public company since February 14, 2025. Our team has harnessed the power of artificial intelligence (AI) to redefine cybersecurity and IT solutions, offering proprietary solutions to meet our customers’ cybersecurity needs. Our AI-driven platforms, particularly ARx and Cyber Shield, have fueled our record-breaking backlog, deepened client trust, and powered a strategic acquisition strategy that positions us as a leader in the AI-cybersecurity revolution. Even as we address the recent reverse stock split—a proactive step to enhance long-term value—I am confident in Cycurion’s trajectory. Let me share these highlights and our AI-powered path forward.

A Record-Breaking Backlog Fueled by AI Innovation

Our $73.6 million contracted backlog, spanning multi-year agreements of 1-5 years, reflects the surging demand for our AI-enhanced ARx platform and managed security services. The backlog includes over $8 million in new contracts secured in the second quarter of 2025, such as a $6 million agreement with a major municipal transportation agency for AI-driven IT and cybersecurity solutions, plus an additional $4.6 million in recent awards across government, healthcare, and public safety sectors. These contracts leverage our proprietary AI algorithms to deliver real-time threat detection and response, driving higher margins and scalability. With these new contracts, we expect to add $2.9 million in new annualized revenue that has begun to be onboarded in the fourth quarter of 2025. This AI-powered pipeline provides over 18 months of revenue visibility, positioning us for increases in revenue in the third and fourth quarter of 2025.

One of the most important things I would like our shareholders to realize is that we are just now rolling out our proprietary AI software, that has been in development for over five years. As our ARx platform expands across our client base, it will significantly increase our margins and create a recurring revenue model, fundamentally enhancing our value proposition in 2026. We are currently having our ARx platform’s IP valued, which we believe will significantly enhance the Company’s value by strengthening our balance sheet and attracting investors seeking AI-driven growth.

AI-Driven Client Relationships Building Sustainable Partnerships

Our growth is anchored in trusted partnerships with Fortune 500 corporations, government agencies, and healthcare organizations like those affiliated with the National Association of County and City Health Officials (NACCHO). NACCHO itself will be implementing Cyber Shield, powered by our AI driven ARx platform, while helping expand its availability to its’ 3000+ member organizations nationwide. The Cyber Shield product projects $1.8 million in contracted revenue in its first year, positioning us to capture a share of the $3 billion+ cybersecurity market. Securing over 30 new agreements in 2025, we have achieved high client retention by delivering AI-powered solutions that go beyond traditional cybersecurity. These AI-driven engagements—backed by real-time monitoring and seamless integration—have transformed one-time contracts into enduring, high-margin partnerships, driving recurring revenue and fostering referrals that amplify our market reach. The increased demand from our current clients, driven by this expanding backlog, has prompted us to hire two salespeople with extensive experience selling to the federal government, and we are in the process of hiring four to five more to ensure we meet these needs effectively.

Strategic Acquisitions Amplifying AI Leadership

We will continue to grow our business by building on the strong foundation in federal, state, and local governments and also by acquiring companies in the corporate and product side, which will give higher margins and higher shareholder returns. Our disciplined acquisition strategy has accelerated our AI innovation and global presence. Our March 31, 2025, MSA/Evergreen contract in SLG Innovation, Inc., enhances our AI-driven program management and disaster recovery capabilities. Integration of subsidiaries like Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., has enriched our portfolio with advanced AI algorithms for threat detection and quantum-resistant cybersecurity. Strategic alliances, such as our LSV-TECH partnership to expand our AI-powered MSSP Cyber Shield into Latin America, and our $1 million stock-for-stock exchange with iQSTEL, Inc., for AI-cybersecurity synergies, ensure cultural alignment and scalable, high-margin growth. These moves cement Cycurion as an AI trailblazer, driving superior shareholder returns.

The Reverse Stock Split: Positioning for Institutional Support and Growth

The recent one-for-thirty reverse stock split, effective with the commencement of business on October 27, 2025, is a deliberate, positive step to realign our share structure, enhance liquidity, and broaden access to institutional investors—unlocking capital for our AI-driven growth. It aligns us with the Nasdaq listing standards, improves our investment profile, and positions us to attract the institutional support we know our fundamentals warrant. In fact, we have now met with over 15 financial institutions who expressed interest in our story, most of whom require a stock price in the $3-5 range to invest, reflecting the strong appeal of our AI-powered backlog and partnerships. We are also excited to see a significant increase in investors from the Asia-Pacific region, including Japan, Korea, Singapore, China, and Australia, drawn to our leadership in AI-cybersecurity and our global expansion potential. We are currently in compliance with key Nasdaq listing standards, including the $10 million stockholders’ equity threshold (with $10.4 million reported in the second quarter of 2025) and the $5 million market value of publicly held shares. The reverse stock split is not a setback but a catalyst, intended to ensure that we remain listed on Nasdaq while our AI innovations drive organic uplift.

Strengthening Our Balance Sheet for 2026 and Beyond

We have continued to strengthen our balance sheet, which has been a huge focal point of ours this year as we plan on going into 2026 much better positioned. Through a strategic debt-for-equity exchange, we have reduced our debt by $3.2 million with the issuance of Series G Convertible Preferred Stock in August 2025. These actions, detailed in our recent SEC filings, have improved our financial flexibility, reduced interest obligations, and enhanced our equity position. With approximately $54 million of availability remaining on our $60 million Equity Line of Credit, we maintain significant flexibility for funding growth without relying solely on debt. This prudent approach supports our execution on the $73.6 million backlog and positions us for sustainable, high-margin growth.

In closing, the first eight months as a public company have solidified Cycurion as a leader in AI-powered cybersecurity. Our $73.6 million in contracted backlog, AI-driven client partnerships, and strategic acquisitions are proof of our vision and resilience. As we leverage the reverse stock split’s benefits and growing global investor interest, we remain focused on converting our AI-powered pipeline into revenue, expanding globally, and delivering substantial value to you, our shareholders. Thank you for your steadfast support; together, we are securing a safer, AI-driven digital future. I look forward to sharing our third quarter of 2025 results soon.

Sincerely,
L. Kevin Kelly
Chairman and Chief Executive Officer
Cycurion, Inc.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com